SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
July 1, 2003
(Date of earliest event reported)

SHURGARD STORAGE CENTERS, INC.
(Exact name of registrant as specified in its charter)

Washington	001-11455	91-1603837
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1155 Valley Street Suite 400 Seattle, Washington 98109-4426
(Address of principal executive offices, including zip code)

(206) 624-8100
(Registrant's telephone number, including area code)

Item 5. Other Events

On July 1, 2003, Shurgard Storae Centers, Inc. issued a press release announcing that it had completed several previously announced transactions, including: (1) the acquisition of 19 storage centers formerly operated as Minnesota Mini-Storage; (2) the purchase of 36 properties that it previously under it tax retention operating leases; and (3) the acqusition of an additional 42.5% ownership interest in Shurgard Self Storage SCA. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits
Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2003	SHURGARD STORAGE CENTERS, INC. By /s/ Christine M. Mc Kay Christine M. McKay, Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release